Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 31, 2015, with respect to the consolidated financial statements included in the Annual Report of The ONE Group Hospitality, Inc. and subsidiaries (the “Company”) on Form 10-K/A Amendment No. 1 for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Form S-3 (File No. 333-174599) and on Form S-8 (File No. 333-193207).

/s/ GRANT THORNTON LLP

New York, New York
April 1, 2015